For more information, please contact:
Jacquelyn Basso                             or        Elizabeth Braungard
VP, Director of Marketing                             VP, Director of Marketing
(Support Services)                                    (Delivery Services)
(717) 231-5723                                        (717) 231-5732

May 18, 2000


                Keystone Financial Adjourns Shareholders Meeting

     Harrisburg, PA - Yesterday, Keystone Financial, Inc.(NASDAQ:KSTN) and M & T

Bank  Corporation  (NYSE:  MTB)  jointly  announced  they  have  entered  into a definitive agreement to merge the two companies.


     As a result  of the  pending  transaction  with M&T Bank  Corporation,  the previously  scheduled Keystone Financial  shareholders meeting scheduled for May

25,  2000  at the  Harrisburg  Hilton  will  be  adjourned  to a date  yet to be determined.


     An  announcement  regarding  the date,  time and  place of the  rescheduled meeting  will be made as soon as a  definitive  date  for  consideration  of the matters  scheduled  for the  Annual  Meeting  of the  shareholders  of  Keystone

Financial is determined.


     Keystone  Financial,   Inc.,  the  fourth  largest  financial   institution

headquartered in Pennsylvania  with assets of  approximately $7 billion,  is the holding  company  for  Keystone  Financial  Bank,  N.A.  which has more than 175 community  offices in  Pennsylvania,  Maryland  and West  Virginia  and a Mobile

Banking Unit which operates  throughout the tri-state area.  Keystone  Financial also  operates  Martindale  Andres  &  Co.,  an  investment-management  services provider;  Keystone Financial Mortgage Co.; MMC&P, a retirement-benefit services firm,  Keystone  Brokerage,  LLC; offering full service investment  planning and discount  brokerage,  and a 24-hours-a-day,  seven days a week Telephone Banking

Center. For more information,  Keystone Financial can be reached on the Internet at www.keyfin.com.

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